SUB-ITEM 77D

The MFS Emerging Markets Debt Fund (the "Fund"), a series of MFS Series Trust X, modified disclosure in the Principal Investment Policies section regarding short positions and modified disclosure in the Principal Risks section regarding short sales risk, as described in the prospectus contained in Post-Effective Amendment No. 54 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on November 26, 2004, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

The MFS New Endeavor Fund (the "Fund"), a series of MFS Series Trust X, modified disclosure in the Principal Investment Policies section regarding short positions and added disclosure in the Principal Risks sections regarding small cap companies risk and short sales risk, as described in the prospectus contained in Post-Effective Amendment No. 54 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on November 26, 2004, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.

The MFS Strategic Value Fund (the "Fund"), a series of MFS Series Trust X, modified disclosure in the Principal Investment Policies section regarding short positions and modified disclosure in the Principal Risks sections regarding foreign securities risk and short sales risk, as described in the prospectus contained in Post-Effective Amendment No. 54 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on November 26, 2004, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.